Original

Attachment: GF-1999-0202

Contract for Construction Project

By

the Ministry of Construction of the People's Republic of China

and

The State Administration for Industry and Commerce of the People’s Republic of China

March 2006

Party I The Contract

The Developer (full name): Fujian Yada Group Co., Ltd.

The Contractor (full name): Huancheng Construction Project Co., Song Xi County

In accordance with the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China and relevant laws and administrative regulations, the two parties enter this Contract for the Construction Project based on the principles of equality, voluntariness, equality and good faith.

I. Project Overview:

Name of the Project: Agricultural Products Logistics Center and Trade Market of Yada Group Co., Ltd.

Place of the Project: South Shang Dalong, Song Xi County

Content of the Project: Agricultural Products Logistics Center and Trade Market

The Contractor’s list of contracting projects shall be attached in case of Community Project (Attachment I)

No. of the Project Initiation Approval:__________________________________

Financial Source: Self-raised fund

II. Project Contracting Scope

Contracting Scope: The Contractor shall provide the blueprint and the project bill of quantity.

III. Project Period:

Commencement Day: September 19th, 2010

Completion Day: ____________________

Total calendar days of the project period: 730 days

IV. Quality Standard:

Project Quality: Qualified.

V. Contract Price:

Amount (in words): RMB thirty five million

¥: 35,000,000 yuan

VI. Documents included in the Contract:

a.	This Contract

b.	Bid Award Notice

c.	Bid Proposal and its attachment

d.	Special Terms of this Contract

e.	General Terms of this Contract

f.	Standard, Specification and relevant technical materials

g.	Blueprint

h.	Bill of Quantity

i.	Quotation of Price or Budget Report

The negotiations, modifications and other written agreements or documents with respect to the project hereunder of both Parties shall be deemed as integral part of this Contract.

VII. The terms herein shall have the meanings set out in the General Terms of Part II herein.

VIII. The Contractor hereby warrants to the Developer that it will commence and complete the construction as stipulated herein and undertake its guarantee duty within the guarantee period.

IX. The Developer hereby warrants to the Contractor that it will pay the contract price and other payments due within the time limit and in accordance with the terms set forth in this Contract.

X. Validation of the Contract

Conclusion Date: September 15, 2010

Conclusion Place: Fujian Yada Group Co., Ltd.

This Contract shall come into force upon execution by both Parties.

The Developer: (Chop)	The Contractor: (Chop)

Domicile: No. Shuinan Industrial Zone,	Domicile: Hulu Gate, (unclear), Song Xi County

Song Xi County

Legal Representative: Zhan You Dai	Legal Representative: Wei Min Jie

Authorized Person:	Authorized Person:

Tel: 0599-2335520	Tel: 0599-2328518

Fax: 0599-2333658	Fax:

Opening Bank: China Construction Bank,	Opening Bank: China Construction Bank,

Song Xi Branch	Song Xi Branch

Account No.: 35001677607059558888	Account No.: 3500167760705998888

Post Code: 353500	Post Code: 353500

Part III Special Terms

I.	Terms and Contract Documents

2.	Contract and Order of Interpretation: This Contract

3.	Languages, Governing Law, Standard and Specification

3.1	This Contract shall be made in Chinese and ________.

3.2	Applicable Law and Regulation

Laws and administrative regulations to be expressly stated: Law of Construction, Law of Contract, Mandatory Provisions on the Construction Project, Regulation on the Management of Construction Quality, and Regulation on the Management of Work Safety of Construction Projects.

3.3	Applicable Standard and Specification

Name of the applicable standard and specification: Project Construction Specifications, examination standard, operation code and other relevant standards currently in force.

Time limit for the Developer to provide such standard and specification: ___________

Agreement between the Parties in case no competent domestic standard or specification: ______________________________________________________________________

4.	Blueprint

4.1	Providing Date and the Number of the blueprint: within 3 days upon the execution of this Contract; 6 complete sets of blueprint.

Confidentiality required on the side of Developer: ________________________

Requirements for using foreign blueprint and the cost: _________________________

II. Rights and Obligations of the Parties

5.	Engineers

5.2	Engineers designated by the Supervision Company

Name: ________________Title: __________________

Power authorized by the Developer: ___________________________________________

Power to be exercised upon special authorization of the Developer: ___________________

5.3	Engineers designated by the Developer

Name: ___________________Title: ____________________

Power: ____________________________________________

5.6	Power of Engineer who does not take supervision duty:

_________________________________________________________________________

7.	Project Manager

Name: Chen Xuemin, Title: Project Manager

8.	Work of the Developer

8.1	The Developer shall complete the following work within the period and in accordance with the requirements set forth herein:

(1). Time limit to make the construction site satisfy the construction conditions:

One week before the commencement of the construction.

(2). Time limit, place and supplying requirement for connecting the water, power and telecommunications to the construction site: water, power and pipelines will be connected to the designated site 3 days prior to the commencement of the construction.

(3) Time limit and other requirements for connecting the construction site to the public road:

within 3 days before the commencement of the construction (including the access path of the construction site); and should be passed by vehicles.

(4) Time limit for providing the information of project geographic and underground pipelines:

Information of pipelines should be provided one day before the foundation ditch is excavated.

(5) Name of the necessary certificate, approval to be obtained by the Developer and the time limit for obtaining: project quality supervision formalities will be transacted before the commencement of the construction.

(6) Requirement for the examination of the bench mark and the coordinates controlling point:

Will be delivered to the Contract in written form in accordance with the requirements of the municipal construction and planning department.

(7) Joint examination of the blueprint and the time limit for handing over the design: one day prior to the commencement of the construction.

(8) Coordinating the protection of the underground pipelines surrounding the construction site, the adjoining buildings, structures (including cultural relies) and historical trees and famous wood species.

Will pay 30% of the total contract price to the Contractor within 30 days after this Contract is executed.

25. Project quantity

25.1 Time limit of the Contractor for submitting report on the completed part of the project:

_______________________________________________________________________

26. Payment of the Construction Cost

Payment term agreed upon by the Parties:

90% of the price for the completed project shall be paid to the Contractor on a monthly basis.

VII Supply of the materials and equipments

27.	The Developer shall provide:

27.4	The Developer shall undertake the following liabilities if the materials and equipments it provides fail to comply with the list:

(1) When the unit price of the materials and the equipments fails to comply with that set forth in the list: ___________________________________________

(2) When the variety, specification, type or quality grade of the materials and equipments fail to comply with the list: _____________________________________________